Exhibit 10.29

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED

BUSINESS LOAN AGREEMENT AND WAIVER

This Fifth Amendment to Third Amended and Restated Business Loan Agreement and Waiver (“Amendment and Waiver”) is made as of March 31, 2003 by and between Bank of America, N.A. (“Bank”) and TRM Corporation (‘Borrower”).

RECITALS

A.           Borrower and Bank are parties to that Third Amended and Restated Business Loan Agreement dated as of July 21, 2000.

B.            Borrower and Bank executed the First Amendment to Third Amended and Restated Business Loan Agreement as of February 14, 2001, and executed the Second Amendment to Third Amended and Restated Business Loan Agreement as of April 1, 2001, and executed the Third Amendment to Third Amended and Restated Business Loan Agreement as of August 9, 2001, and executed the Fourth Amendment to Third Amended and Restated Business Loan Agreement as of January 31, 2002. In addition the Third Amended and Restated Business Loan Agreement has been amended by letter dated December 26, 2001 which extended the Expiration Date from January 4, 2002 to January 31, 2002. The Third Amended and Restated Business Loan Agreement dated as of July 21, 2000 as so amended is referred to herein as the “Agreement.”

C.            Borrower has requested that Bank extend the Expiration Date to June 30, 2004 and to grant the waiver set forth below.

D.            Bank has agreed to the extension and waiver requested upon the condition that the amendment to the Agreement and the other terms set forth below are agreed to. Borrower has agreed to such amendments and terms.

THEREFORE, the parties agree as follows:

AGREEMENT

1.             Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning given in the Agreement.

2.             Release of Bank.  Borrower hereby releases Bank and it’s officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Agreement or line of credit provided for therein which now exists, or but for the passage of time, could be asserted, as of the date Borrower signs this Amendment.

3.            Amendment to Section 1.1(a).  Section 1.1(a) of the Agreement is amended in its entirety to read as follows:

                 “(a)         During the availability period described below, Bank will provide a line of credit to the Borrower. The amount of the line of credit (the “Commitment”) is equal to the lesser of the Borrowing Base and the amount indicated for each period specified below:

Period	Amount
From March 31, 2003 through June 30, 2003	$19,000,000
From July 1, 2003 through September 30, 2003	$18,250,000
From October 1, 2003 through December 31, 2003	$17,500,000
From January 1, 2004 through March 31, 2004	$16,750,000
From April 1, 2004 through June 30, 2004	$16,000,000
After June 30, 2004	$-0-“

The “Borrowing Base” at any time, shall be the sum of:

(i)                          75% of Eligible Accounts, plus

(ii)                       10% of Eligible Paper and Toner inventory, plus

(iii)                    75% of Fair Market Value of Copy Machines and Automated Teller Machines, plus

(iv)                   10% of fixed assets.

“Eligible Accounts” are those accounts less than 90 days from invoice date arising from the credit sales recorded in Borrowees books and records.  Delivery and/or shipment of a product or service shall have been completed at the time of invoicing.  Eligible Accounts are to be valid and true obligations due to Borrower under normal terms of sale and not subject to any counterclaim or offset.  The following accounts are not eligible and shall not be included in Eligible Accounts, notwithstanding that such accounts are included in collateral pledged to Bank.

(i)                        Those portions of accounts over 90 days from invoice date.

(ii)                     The entire account of an account debtor is excluded if 25% of the total accounts owing from such account debtor is more than 90 days from invoice date.

(iii)                  Accounts sold on datings.

(iv)                 Employee/shareholder accounts.

(v)                    Related or affiliated accounts.

(vi)                 Cash/COD accounts.

(vii)              Bill and hold accounts.

(viii)           Accounts due from the federal government of the United States.

(ix)                   Disputed Accounts. A

(x)                      Accounts subject to offsets (contras).

(xi)                   Consignment accounts.

(xii)                State, city, county or municipal accounts.

(xiii)             Pre-invoiced accounts.

(xiv)            Service and finance charges.

(xv)               Bankrupt accounts.

(xvi)            Foreign accounts.

(xvii)         Accounts or portion of accounts deemed unacceptable by Bank in the exercise of its reasonable credit judgment.

“Eligible Paper and Toner Inventory” means such inventory which is in good condition, free from defect, fully saleable in the ordinary course of business and located in the United States. Eligible Paper and Toner Inventory is to be valued at the lower of cost or market, expressed on a FIFO basis, net of any reserves for shrinkage or obsolescence.

“Fair Market Value of Copy Machines and Automated Teller Machines” means the lesser of depreciated book value or fair market value for such items, assuming a sale in bulk within a commercially reasonable period of time.  Such machines must be fully operable machines in good condition which are not obsolete and which are fully useable by Borrower in the ordinary course of business and which are located in the United States.

4.             Amendment to Section 1.2.  Section 1.2 of the Agreement is amended by changing the Expiration Date from June 30, 2003 to June 30, 2004.

5.             Waiver of Covenant Violation.  Bank waives Borrower’s failure to maintain the debt coverage ratio required by Section 8.3 of the Agreement as of December 31, 2002, and as of the end of each month thereafter through March 31, 2003.  This waiver applies only to the Covenant described herein.

6.             Commitment of March 25, 2003.  The parties acknowledge that they have each executed a commitment letter dated March 25, 2003. Such commitment letter continues to be binding, and Bank and Borrower anticipate that the Agreement and this Amendment and Waiver will be superseded by the structure and documents consistent with such commitment letter.

7.             No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect, and the parties hereby ratify their respective obligations thereunder.  Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligations to pay or reimburse Bank on request for all reasonable expenses, including legal fees, actually incurred by Bank in connection with the preparation of this Amendment and Waiver, any other amendment documents and the closing of the transactions contemplated hereby and thereby.

8.             Miscellaneous

(a) Entire Agreement.  This Amendment and Waiver comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments other than the commitment letter referred to above.

(b) Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment and Waiver.

(c) Governing Law. This Amendment and Waiver and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto be construed and interpreted in accordance with the laws of the State of Oregon.

(d) Certain Agreements Not Enforceable.

UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

This Amendment and Waiver is executed as of the date stated at the top of the first page.

Bank of America		TRM Corporation

By:		By:
Typed Name:	Larry C. Ellis	Typed Name:	Danial J. Tierney
Title:	Senior Vice President	Title:	Executive Vice President

Address where notices to Bank are to be sent.		Address for Notices:

Larry C. Ellis		5208 NE 122nd Avenue
Senior Vice President		Portland, OR 97230-1074
Bank of America, N.A.
121 SW Morrison St. Suite 1700
Portland, OR 97204